Exhibit 1.1

GUARDIAN PHARMACY SERVICES, INC.

(a Delaware corporation)

7,500,000 Shares of Class A Common Stock, $0.001 par value

UNDERWRITING AGREEMENT

[●], 2025

Raymond James & Associates, Inc.

 As representative of the several underwriters

 listed on Schedule A hereto

c/o Raymond James & Associates, Inc.

 880 Carillon Parkway

 St. Petersburg, Florida 33716

Ladies and Gentlemen:

Guardian Pharmacy Services, Inc., a Delaware corporation (the “Company”), and the persons listed in Schedule B hereto (the “Selling Stockholders”), each confirms its respective agreements with Raymond James & Associates, Inc. (“Raymond James”) and each of the other Underwriters named in Schedule A hereto (collectively, the “Underwriters,” which term shall also include any underwriter substituted as hereinafter provided in SECTION 10 hereof), for whom Raymond James is acting as representative (in such capacity, the “Representative”), with respect to (i) the sale by the Company and the Selling Stockholders, acting severally and not jointly, and the purchase by the Underwriters, acting severally and not jointly, of an aggregate of 7,500,000 shares (the “Initial Securities”) of Class A common stock, par value $0.001 per share, of the Company (“Common Stock”), of which 1,440,447 shares are to be issued and sold by the Company and 6,059,553 shares are to be sold by the Selling Stockholders and (ii) the grant by the Selling Stockholders, acting severally and not jointly, to the Underwriters, acting severally and not jointly, of the option described in SECTION 2(b) hereof to purchase up to an additional 1,125,000 shares of Common Stock (the “Option Securities,” and together with the Initial Securities, the “Securities”).

The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”) a registration statement on Form S-1 (No. 333-[•]), including the related preliminary prospectus or prospectuses relating to the Securities. Such registration statement, including the amendments thereto, the exhibits thereto and any schedules thereto, at the time it became effective, and including the information, if any, deemed pursuant to Rule 430A (“Rule 430A”) of the rules and regulations of the Commission under the Securities Act (the “Securities Act Regulations”) to be part of the registration statement at the time of its effectiveness (“Rule 430A Information”), is referred to herein as the “Registration Statement”; and as used herein, the term “preliminary prospectus” means each prospectus included in such registration statement (and any amendments thereto) before effectiveness, any prospectus filed with the Commission pursuant to Rule 424(a) under the Securities Act and the prospectus included in the Registration Statement at the time of its effectiveness that omits Rule 430A Information, and the term “Prospectus” means the prospectus in the form first used (or made available upon request of purchasers pursuant to Rule 173 under the Securities Act) in connection with confirmation of sales of the Securities. If the Company has filed an abbreviated registration statement pursuant to Rule 462(b) of the Securities Act (the “Rule 462(b) Registration Statement”), then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462(b) Registration Statement. Any reference in this Underwriting Agreement

(this “Agreement”) to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to refer to and include any documents incorporated by reference therein pursuant to Item 12 of Form S-1 under the Securities Act as of the effective date of the Registration Statement or the date of such preliminary prospectus or the Prospectus, as the case may be. For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system or any successor system (“EDGAR”). Capitalized terms used but not defined herein shall have the meanings given to such terms in the Registration Statement and the Prospectus.

Each Selling Stockholder has executed and delivered an Irrevocable Power of Attorney and Custody Agreement (collectively, the “Power of Attorney and Custody Agreement”) pursuant to which each Selling Stockholder has placed his, her or its Initial Securities in custody and appointed the person(s) designated therein (each, an “Attorney-in-Fact”) with authority to execute and deliver this Agreement on behalf of such Selling Stockholder and to take certain other actions with respect thereto and hereto.

As used in this Agreement:

“Applicable Time” means [●], New York City time, on [●], 2025 or such other time as agreed by the Company and the Representative.

“General Disclosure Package” means any Issuer General Use Free Writing Prospectuses issued at or prior to the Applicable Time, the most recent preliminary prospectus that is distributed to investors prior to the Applicable Time and the information included on Schedule C-1 hereto, all considered together.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the Securities Act Regulations (“Rule 433”), including without limitation any “free writing prospectus” (as defined in Rule 405 of the Securities Act Regulations (“Rule 405”)) relating to the Securities that is (i) required to be filed with the Commission by the Company, (ii) a “road show for an offering that is a written communication” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission, or (iii) exempt from filing with the Commission pursuant to Rule 433(d)(5)(i) because it contains a description of the Securities or of the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

“Issuer General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors (other than a “bona fide electronic road show,” as defined in Rule 433 (the “Bona Fide Electronic Road Show”)), as evidenced by its being specified in Schedule C-2 hereto.

“Issuer Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not an Issuer General Use Free Writing Prospectus.

SECTION 1. Representations and Warranties.

(a) Representations and Warranties by the Company. The Company represents and warrants to each Underwriter as of the date hereof, the Applicable Time, the Closing Time (as defined below) and any Date of Delivery (as defined below), and agrees with each Underwriter, as follows:

(i) Registration Statement and Prospectuses. Each of the Registration Statement and any amendment thereto has been declared effective by the Commission under the Securities Act. No stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued by the Commission under the Securities Act, no order preventing or suspending the use of any preliminary prospectus or the Prospectus has been issued and no proceedings for any of those purposes have been instituted or are pending or, to the Company’s knowledge, contemplated. The Company has complied with each request (if any) from the Commission for additional information.

Each of the Registration Statement and any post-effective amendment thereto, at the time it became effective, the Applicable Time, the Closing Time and any Date of Delivery complied and will comply in all material respects with the requirements of the Securities Act and the Securities Act Regulations. Each preliminary prospectus, the Prospectus and any amendment or supplement thereto, at the time each was filed with the Commission, and, in each case, at the Applicable Time, the Closing Time and any Date of Delivery complied and will comply in all material respects with the requirements of the Securities Act and the Securities Act Regulations. Each preliminary prospectus delivered to the Underwriters for use in connection with this offering and the Prospectus was or will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(ii) Accurate Disclosure. Neither the Registration Statement nor any post-effective amendment thereto, when considered together with the Registration Statement, at its effective time, on the date hereof, at the Closing Time or at any Date of Delivery, contained, contains or will contain an untrue statement of a material fact or omitted, omits or will omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. At the Applicable Time and any Date of Delivery, none of (A) the General Disclosure Package, and (B) any individual Issuer Limited Use Free Writing Prospectus, when considered together with the General Disclosure Package, when considered together with the General Disclosure Package, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Neither the Prospectus nor any amendment or supplement thereto, as of its issue date, at the time of any filing with the Commission pursuant to Rule 424(b), at the Closing Time or at any Date of Delivery, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

The representations and warranties in this subsection shall not apply to (A) Selling Stockholder Information (as defined below) or (B) statements in or omissions from the Registration Statement (or any amendment thereto), the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) made in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through Raymond James expressly for use therein (collectively, the “Underwriter Information”). For purposes of this Agreement, the only Underwriter Information so furnished shall be the information set forth in the fifth paragraph under the heading “Underwriting” relating to concessions, and the information under the heading “Underwriting–Price Stabilization, Short Positions and Penalty Bids”, in each case contained in the Prospectus.

(iii) Issuer Free Writing Prospectuses. Each Issuer Free Writing Prospectus listed on Schedule C-2 hereto complies or will comply in all material respects with the requirements of the Securities Act and the Securities Act Regulations on the date of first use, and the Company has complied with all prospectus delivery and any filing requirements applicable to such Issuer Free Writing Prospectus pursuant to the Securities Act and the Securities Act Regulations. The Company has not made any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus without the prior written consent of the Representative. The Company has retained in accordance with the Securities Act and the Securities Act Regulations all Issuer Free Writing Prospectuses that were not required to be filed pursuant to the Securities Act and the Securities Act Regulations. The Company has taken all actions necessary so that any “road show” (as defined in Rule 433 under the Securities Act) in connection with the offering of the Securities will not be required to be filed pursuant to the Securities Act and the Securities Act Regulations.

Other than the Registration Statement, the General Disclosure Package, each Preliminary Prospectus and any Prospectus, the Company (including its agents and representatives, other than the Underwriters, as to which no representation or warranty is given) has not, directly or indirectly, distributed, prepared, used, authorized, approved or referred to any offering material in connection with the offering of the Securities.

(iv) Testing-the-Waters Materials. With respect to the offering of the Securities, the Company (A) has not engaged in any Testing-the-Waters Communication and (B) has not authorized anyone to engage in Testing-the-Waters Communications. “Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on Section 5(d) or Rule 163B of the Securities Act. “Written Testing-the-Waters Communication” means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Securities Act.

(v) Company Not Ineligible Issuer. At the time of filing the Registration Statement and any post-effective amendment thereto, at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the Securities Act Regulations) of the Securities and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405, without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an ineligible issuer.

(vi) Emerging Growth Company Status. From the time of the initial confidential submission of the Registration Statement to the Commission through the date hereof, the Company has been and is an “emerging growth company,” as defined in Section 2(a) of the Securities Act (an “Emerging Growth Company”).

(vii) Independent Accountants. Ernst & Young LLP, the accountants who have expressed its opinion and certified the financial statements and supporting schedules (if any) included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, are independent public accountants as required by the Securities Act, the Securities Act Regulations, the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the regulations promulgated under the Exchange Act (the “Exchange Act Regulations”) and the Public Company Accounting Oversight Board.

(viii) Financial Statements; Non-GAAP Financial Measures. The financial statements included in the Registration Statement, the General Disclosure Package and the Prospectus, together with the related schedules (if any) and notes, present fairly in all material respects the financial position of the Company and its consolidated subsidiaries at the dates indicated and the statement of operations, stockholders’ equity and cash flows of the Company and its consolidated subsidiaries for the periods specified; said financial statements have been prepared in conformity with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved. The supporting schedules, if any, present fairly in all material respects, in accordance with GAAP, the information required to be stated therein. The summary historical financial information included in the Registration Statement, the General Disclosure Package and the Prospectus present fairly in all material respects the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included therein. Except as included therein, no historical or pro forma financial statements or supporting schedules are required to be included or incorporated by reference in the Registration Statement, the General Disclosure Package or the Prospectus under the Securities Act or the Securities Act Regulations. All disclosures contained or incorporated by reference in the Registration Statement, the General Disclosure Package or the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply in all material respects with Regulation G of the Exchange Act and Item 10(e) of Regulation S-K of the Securities Act, to the extent applicable. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(ix) No Material Adverse Change in Business. Since the date of the most recent financial statements of the Company included or incorporated by reference into Registration Statement, the General Disclosure Package and the Prospectus: (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings or business affairs or business prospects of the Company and its Subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a “Material Adverse Effect”), (B) there have been no transactions entered into by the Company or any of its Subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its Subsidiaries considered as one enterprise, and (C) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

(x) Good Standing of the Company. The Company (a) has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware; (b) has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus and to enter into and perform its obligations under this Agreement; and (c) is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not reasonably be expected to result in a Material Adverse Effect.

(xi) Good Standing of Subsidiaries. Each subsidiary of the Company (each, a “Subsidiary” and, collectively, the “Subsidiaries”), has been duly incorporated or organized and is validly existing in good standing under the laws of the jurisdiction of its incorporation or organization, has corporate or similar power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or to be in good standing would not reasonably be expected to result in a Material Adverse Effect. All of the issued and outstanding equity interests of each Subsidiary have been duly authorized and validly issued, are fully paid and non-assessable, and are wholly-owned by the Company, directly or through wholly-owned Subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, or claim, except with respect to those Subsidiaries listed on Schedule E hereto (collectively, the “Majority-Owned Subsidiaries”), for which the Company owns at least 70% of each of the Majority-Owned Subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, or claim. None of the outstanding shares of capital stock of any Subsidiary were issued in violation of the preemptive or similar rights of any securityholder of such Subsidiary. The subsidiaries listed in Exhibit 21.1 of the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, included or incorporated by reference in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus, include the only significant subsidiaries of the Company.

(xii) Capitalization. The authorized, issued and outstanding capital stock of the Company as of March 31, 2025 are as set forth in the Registration Statement, the General Disclosure Package and the

Prospectus in the column entitled “Actual (unaudited)” under the caption “Capitalization” and, at the time of the purchase of the Initial Securities by the Underwriters at the Closing Time, the authorized, issued and outstanding capital stock of the Company will be as set forth in the column entitled “As adjusted (unaudited)” (except for subsequent issuances, if any, pursuant to reservations, agreements or employee benefit plans referred to in the Registration Statement, the General Disclosure Package and the Prospectus or pursuant to the exercise of convertible securities or options referred to in the Registration Statement, the General Disclosure Package and the Prospectus). The capital stock of the Company (including the Securities) conforms in all material respects to the description thereof contained in the section titled “Description of Capital Stock” in the Registration Statement, the General Disclosure Package and the Prospectus. The outstanding shares of capital stock of the Company (including the Securities to be sold by the Selling Stockholders) have been duly authorized and validly issued and are fully paid and non-assessable. None of the outstanding shares of capital stock of the Company (including the Securities to be sold by the Selling Stockholders) were, as of the Closing Time and at each Date of Delivery shall be, issued in violation of the preemptive or other similar rights of any securityholder of the Company. None of the filing of the Registration Statement, any preliminary prospectus or the Prospectus, nor the offering or sale of the Securities by the Selling Stockholders, will give rise to any preemptive or similar rights, other than those which have been waived or satisfied.

(xiii) Authorization of Agreement. The Company has all requisite power and authority to enter into this Agreement and to offer, issue, sell and deliver the Securities to be sold by the Company to the Underwriters as provided herein. This Agreement has been duly and validly authorized, executed and delivered by the Company, and assuming that this Agreement is a valid and binding obligation of Raymond James, the other Underwriters party hereto and the Selling Stockholders, constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except to the extent enforceability may be limited by (i) the application of bankruptcy, reorganization, insolvency and other laws affecting creditors’ rights generally and (ii) equitable principles being applied at the discretion of a court before which any proceeding may be brought, except as rights to indemnity and contribution hereunder may be limited by federal or state securities laws.

(xiv) Incorporated Documents. The documents incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, if any, when they were filed with the Commission conformed in all material respects to the requirements of the Exchange Act, and none of such documents contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Company meets the requirements to incorporate documents by reference in the Registration Statement pursuant to General Instruction VII to Form S-1 under the Securities Act.

(xv) Authorization and Description of Securities. The Securities to be issued and sold by the Company hereunder have been duly authorized by the Company and, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued, fully paid and non-assessable; and the issuance of the Securities is not subject to the preemptive or other similar rights of any securityholder of the Company. The Common Stock conforms to all statements relating thereto contained in the Registration Statement, the General Disclosure Package and the Prospectus and such description conforms in all material respects to the rights set forth in the instruments defining the same. No holder of Securities will be subject to personal liability by reason of being such a holder.

(xvi) Subsidiary Distributions. No Subsidiary is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such Subsidiary’s capital stock or similar ownership interest, from repaying to the Company any loans or advances to such Subsidiary from the Company or from transferring any of such Subsidiary’s properties or assets to the Company or any other Subsidiary.

(xvii) NYSE Listing. The Securities to be delivered at the Closing Time or at any Date of Delivery, as the case may be, shall have been approved for listing on the New York Stock Exchange (the “NYSE”) under the symbol “GRDN,” subject only to official notice of issuance for the Securities being issued and sold by the Company.

(xviii) Absence of Violations, Defaults and Conflicts. Neither the Company nor any of its Subsidiaries is (A) in violation of its charter, bylaws or similar organizational document, (B) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which it or any of them may be bound or to which any of the properties or assets of the Company or any Subsidiary is subject (collectively, “Agreements and Instruments”), except for such defaults that would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect. Neither the Company nor the applicable Subsidiary has received notice that any other party is in breach of or default to the Company under any of such Agreements and Instruments, or (C) in violation of any law, statute, rule, regulation, judgment, order, writ or decree of any arbitrator, court, governmental body, regulatory body, administrative agency or other authority, body or agency having jurisdiction over the Company or any of its Subsidiaries or any of their respective properties, assets or operations (each, a “Governmental Entity”), except for such violations that would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein, and the consummation of the transactions contemplated in the Registration Statement, the General Disclosure Package and the Prospectus (including the issuance and sale of the Securities by the Company and the use of the proceeds from the sale of the Securities by the Company as described therein under the caption “Use of Proceeds”) and compliance by the Company with its respective obligations hereunder have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any properties or assets of the Company or any Subsidiary pursuant to, the Agreements and Instruments (except for such conflicts, breaches, defaults or Repayment Events or liens, charges or encumbrances that would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect), nor will any such action result in any violation of (i) the provisions of the charter, bylaws or similar organizational document of the Company, or any of its Subsidiaries or (ii) any law, statute, rule, regulation, judgment, order, writ or decree of any Governmental Entity (except with respect to clause (ii) for such violations that would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect). As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its Subsidiaries.

(xix) Absence of Labor Dispute. No labor disturbance by or dispute with the employees of the Company or any of its Subsidiaries exists or, to the knowledge of the Company, is threatened or imminent, the Company is not aware that any key employee or significant group of employees of the Company or any of its Subsidiaries plans to terminate employment with the Company or any of its Subsidiaries, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or any Subsidiary’s principal suppliers, customers or contractors, which, with respect to each of the foregoing, would reasonably be expected to result in a Material Adverse Effect.

(xx) Absence of Proceedings. There is no action, suit, proceeding, inquiry or investigation before or brought by any Governmental Entity now pending or, to the knowledge of the Company, threatened, against the Company or any of its Subsidiaries or to which any property of the Company or any of its Subsidiaries is subject that, individually or in the aggregate, if determined adversely to the Company or its Subsidiaries, would reasonably be expected to result in a Material Adverse Effect, or which would reasonably be expected to materially and adversely affect their respective properties or assets or the consummation of the transactions contemplated in this Agreement or the performance by the Company of its obligations hereunder; and the aggregate of all pending legal or governmental proceedings to which the Company or any such Subsidiary is a party or of which any of their respective properties or assets is the subject which are not described in the Registration Statement, the General Disclosure Package and the Prospectus, including ordinary routine litigation incidental to the business, would not reasonably be expected to result in a Material Adverse Effect.

(xxi) Underwriting Relationship. Except as disclosed in the Registration Statement, the General Disclosure Package, each Preliminary Prospectus and any Prospectus, neither the Company nor any of its Subsidiaries are a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against any of them or any Underwriter for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Securities.

(xxii) Accuracy of Exhibits. There are no contracts or documents that are required to be described in the Registration Statement, the General Disclosure Package or the Prospectus or to be filed as exhibits to the Registration Statement that have not been so described and filed as required.

(xxiii) No Violation of Regulation T, U or X. Neither the issuance, sale and delivery of Securities nor the application of the proceeds thereof by the Company, in each case, as described in the Registration Statement, the General Disclosure Package and the Prospectus, violates Regulation T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors.

(xxiv) Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree (collectively, “Consents”) of, any Governmental Entity is necessary or required for the performance by the Company of its obligations hereunder, in connection with the offering, issuance or sale of the Securities hereunder or the consummation of the transactions contemplated by this Agreement, the Registration Statement, the General Disclosure Package and the Prospectus, except such as have been already obtained or as may be required under the Securities Act, the Securities Act Regulations, the rules of the NYSE, state securities laws or the rules of the Financial Industry Regulatory Authority (“FINRA”), or where the failure to obtain such Consents would not reasonably be expected, singly or in the aggregate, to have a Material Adverse Effect.

(xxv) Lock-Up Agreements. The Company has procured Lock-Up Agreements duly executed by each officer, director and stockholder of the Company set forth on Schedule D hereto, and all holders of Class B common stock of the Company are subject to the transfer restrictions thereon contained in the Amended and Restated Certificate of Incorporation of the Company. In addition, the Company has entered into Stock Purchase Agreements effective as of [●], 2025 with each stockholder of the Company participating in the Synthetic Secondary (as defined in the Prospectus), which contain certain lock-up agreements restricting such stockholders’ transfer of shares of Common Stock and Class B common stock of the Company, subject to the terms and conditions therein (such lock-up agreements, the “Synthetic Secondary Lock-Up Agreements”). The Company agrees that it will not waive or release any parties under the Synthetic Secondary Lock-Up Agreements without the prior written consent of the Representative.

(xxvi) Possession of Licenses and Permits. The Company and its Subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate Governmental Entities necessary to conduct the business now operated by them, except where the failure so to possess would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect. The Company and its Subsidiaries are in compliance with the terms and conditions of all Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect. All of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, singly or in the aggregate, to result in a Material Adverse Effect. Neither the Company nor any of its Subsidiaries has received any notice of proceedings relating to the revocation or modification of any Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to, singly or in the aggregate, result in a Material Adverse Effect.

(xxvii) Title to Property. The Company does not own any real property. The Company and each Subsidiary has good and marketable title to all personal property owned by it, in each case free and clear of all liens, security interests, claims, encumbrances and defects except such as are described in the Registration Statement, the General Disclosure Package, and the Prospectus or such as do not, singly or in the aggregate, materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company or any of its Subsidiaries; and all of the leases and subleases material to the business of the Company and its Subsidiaries considered as one enterprise (collectively, the “Leases”), and under which the Company or any of its Subsidiaries holds properties described in the Registration Statement, the General Disclosure Package or the Prospectus, are in full force and effect, except where the failure of such Leases to be in full force and effect would not, in the aggregate, reasonably be expected to result in a Material Adverse Effect, and neither the Company nor any such Subsidiary has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any Subsidiary under any of the Leases, or affecting or questioning the rights of the Company or such Subsidiary to the continued possession of the leased or subleased premises under any Lease.

(xxviii) Possession of Intellectual Property. The Company and its Subsidiaries own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, “Intellectual Property”) necessary to carry on the business now operated by them, except as would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect, and neither the Company nor any of its Subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company or any of its Subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would reasonably be expected to result in a Material Adverse Effect.

(xxix) Environmental Laws. Except as would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect, (A) neither the Company nor any of its Subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any binding judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, hazardous wastes, toxic substances, hazardous substances, petroleum or petroleum products, asbestos-containing materials or mold (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (B) the Company and its Subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending or, to the knowledge of the Company, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigations or proceedings relating to any Environmental Law against the Company or any of its Subsidiaries and (D) to the knowledge of the Company, there are no events or circumstances that would reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or Governmental Entity, against or affecting the Company or any of its Subsidiaries relating to Hazardous Materials or any Environmental Laws.

(xxx) Disclosure Controls. The Company and its Subsidiaries taken as a whole maintain an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that complies with the requirements of the Exchange Act applicable to the Company.

(xxxi) Accounting Controls. The Company and each of its Subsidiaries maintains a system of effective internal control over financial reporting (as defined under Rule 13a-15 and 15d-15 under the Exchange Act Regulations) and a system of internal accounting controls sufficient to provide reasonable assurances that: (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (E) interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto. Since the end of the Company’s most recent audited fiscal year, there has been (1) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (2) no change in the Company’s internal control over financial reporting that has materially and adversely affected, or is reasonably likely to materially and adversely affect, the Company’s internal control over financial reporting.

(xxxii) Compliance with the Sarbanes-Oxley Act. The Company is in compliance in all material respects with all provisions of the Sarbanes-Oxley Act of 2002 and all rules and regulations promulgated thereunder or implementing the provisions thereof (the “Sarbanes-Oxley Act”) that are in effect and with which the Company is required to comply, and is actively taking steps to ensure that it will be in compliance with other provisions of the Sarbanes-Oxley Act not currently in effect, upon the effectiveness of such provisions.

(xxxiii) Payment of Taxes. All United States federal income tax returns of the Company and its Subsidiaries required by law to be filed have been filed and all taxes shown by such returns or otherwise assessed, which are due and payable, have been paid, except assessments against which appeals have been or will be promptly taken and as to which adequate reserves in accordance with GAAP have been provided. The United States federal income tax returns of the Company through the fiscal year ended December 31, 2024 have been settled and no assessment in connection therewith has been made against the Company. The Company and its Subsidiaries have filed all other tax returns that are required to have been filed by them pursuant to applicable foreign, state, local or other law except insofar as the failure to file such returns would not reasonably be expected to result in a Material Adverse Effect, and has paid all taxes due pursuant to such returns or pursuant to any assessment received by the Company and its Subsidiaries, except for such taxes, if any, as are being contested in good faith and as to which adequate reserves in accordance with GAAP have been established by the Company. The charges, accruals and reserves on the books of the Company in respect of any income and corporation tax liability for any tax years not yet closed by the applicable statute of limitations are adequate to meet any assessments or re-assessments for additional income tax for any tax years not yet closed by the applicable statute of limitations, except to the extent of any inadequacy that would not reasonably be expected to result in a Material Adverse Effect.

(xxxiv) Insurance. The Company and its Subsidiaries carry or are entitled to the benefits of insurance, with financially sound and reputable insurers, in such amounts and covering such risks as the Company reasonably believes is adequate to conduct its business (and the business of its Subsidiaries), and all such insurance is in full force and effect, except where the failure to carry such insurance or have such insurance in full force and effect would not reasonably be expected to result in a Material Adverse Effect. The Company has no reason to believe that it or any of its Subsidiaries will not be able (A) to renew its existing insurance coverage as and when such policies expire or (B) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not reasonably be expected to result in a Material Adverse Effect. Neither of the Company nor any of its Subsidiaries has been denied any insurance coverage which it has sought or for which it has applied.

(xxxv) Investment Company Act. The Company is not required, and upon the issuance and sale of the Securities by the Company as herein contemplated and the application of the net proceeds therefrom as described in the Registration Statement, the General Disclosure Package and the Prospectus will not be required, to register as an “investment company” under the Investment Company Act of 1940, as amended.

(xxxvi) Absence of Manipulation. Other than permissible activity pursuant to Regulation M under the Exchange Act, the Company has not taken, and will not take, directly or indirectly, any action designed to, or that might reasonably be expected to cause or result in or constitute, under the Securities Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(xxxvii) Foreign Corrupt Practices Act. None of the Company, any of its Subsidiaries, or, to the knowledge of the Company, any director, officer, controlled affiliates or employees of the Company or its Subsidiaries or any agent, employee, affiliate or other person acting on behalf of the Company or any of its Subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the Company and, to the knowledge of the Company, the Company’s controlled affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(xxxviii) Money Laundering Laws. The operations of the Company and its Subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions where the Company and/or any of its Subsidiaries conducts business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Entity of jurisdictions where the Company and its Subsidiaries conduct business (collectively, the “Money Laundering Laws”); and no action, suit or proceeding by or before any such Governmental Entity involving the Company or any of its Subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(xxxix) Sanctions. Neither the Company nor any of its Subsidiaries, directors or officers, nor, to the knowledge of the Company, any agent, employee or Affiliate of the Company or any of its Subsidiaries acting on behalf of the Company or any of its Subsidiaries, is (i) currently the subject or the target of any economic, financial, or trade sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control, the U.S. Department of State, the United Nations Security Council, the European Union, His Majesty’s Treasury of the United Kingdom, or any other applicable sanctions authority (collectively, “Sanctions”); (ii) located, operating, organized or resident in the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, and the Crimea regions of Ukraine, Cuba, Iran, North Korea, and Syria, or in any other country, region or territory, that is the subject of Sanctions (a “Sanctioned Jurisdiction”); and the Company will not directly or indirectly use the proceeds of the offering and sale of the Securities hereunder, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities, business, transaction with, or investment in any person that, at the time of such funding or facilitation, is the subject or the target of Sanctions, (ii) to fund or facilitate any activities, business, transaction with, or investment in any Sanctioned Jurisdiction or (iii) in any other manner that would result in the violation of any Sanctions by any Person (including any Person participating in the offering). Since April 24, 2019, the Company and its Subsidiaries have not knowingly engaged in and are not now knowingly engaged in any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions, or with any Sanctioned Jurisdiction, in each case to the extent that would, at the time of such dealings or transactions, be prohibited for any Person (including any Person participating in the offering) required to comply with Sanctions.

(xl) Lending Relationship. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, the Company (i) does not have any material lending or other relationship with any bank or lending affiliate of any Underwriter and (ii) does not intend to use any of the proceeds from the sale of the Securities to repay any outstanding debt owed to any affiliate of any Underwriter.

(xli) Statistical and Market-Related Data. Any statistical and market-related data included in the Registration Statement, the General Disclosure Package or the Prospectus are based on or derived from sources that the Company believes, after reasonable inquiry, to be reliable and accurate in all material respects and, to the extent required, the Company has obtained the written consent to the use of such data from such sources.

(xlii) Cybersecurity. (A) To the Company’s knowledge, there has been no security breach or incident, unauthorized access or disclosure, or other compromise of or relating to the Company or any of its Subsidiaries’ information technology and computer systems, networks, hardware, software, data and databases (including the data and information of their respective customers, employees, suppliers, vendors and any third party data maintained, processed or stored by the Company or any or its Subsidiaries, and any such data processed or stored by third parties on behalf of the Company or any its Subsidiaries), equipment or technology (collectively, “IT Systems and Data”); (B) neither the Company nor any of its Subsidiaries have been notified of, and none of them have any knowledge of any event or condition that could result in, any security breach or incident, unauthorized access or disclosure or other compromise to their IT Systems and Data; (C) the Company and its Subsidiaries have implemented appropriate controls, policies, procedures, and technological safeguards to maintain and protect the integrity, continuous operation, redundancy and security of their IT Systems and Data reasonably consistent with industry standards and practices, or as required by applicable regulatory standards; and (D) the Company and its Subsidiaries are presently in compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification, except in each case with respect to Clauses (A) through (D) hereof, as would not singly or in the aggregate reasonably be expected to result in a Material Adverse Effect. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, the information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications and databases owned or controlled by the Company and its Subsidiaries are adequate for the operation of the business of the Company or its Subsidiaries as currently conducted, free and clear, to the knowledge of the Company, of all material bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants.

(xliii) Healthcare Regulations. The statements in the Registration Statement, the General Disclosure Package and the Prospectus under the captions: “Risk Factors—Risks Related to Our Business—The impact of ongoing healthcare reform efforts on our business cannot accurately be predicted, and continuing government and private efforts to lower pharmaceutical costs, including by capping the prices for certain drugs and by limiting reimbursements, may adversely impact our profitability, results of operations and financial condition”, “Risk Factors—Risks Related to Our Business—Further modifications to the Medicare Part D program may reduce revenue and impose additional costs to the industry”, “Risk Factors—Risks Related to Our Business—If we fail to comply with fraud and abuse laws, false claims provisions or other applicable laws, we may need to curtail operations, and could be subject to significant penalties”, and “Business—Government Regulation”, insofar as such statements describe the state, federal and foreign administrative healthcare laws, rules and regulations which are applicable to the Company and its Subsidiaries (the “Healthcare Laws”), are true and correct in all material respects; and to the knowledge of the Company, there are no applicable state, federal and/or administrative healthcare laws, rules and regulations which as of this date are material to the businesses of the Company taken as a whole, which are not described in the Registration Statement, the General Disclosure Package or the Prospectus. Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, none of the Company or its Subsidiaries is in violation of any Healthcare Laws, except for any violation that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. To the knowledge of the Company, none of the Company or its Subsidiaries has received notice from any governmental or regulatory authority of potential or actual material non-compliance by, or liability of, such entity under any Healthcare Laws.

(xliv) Compliance with ERISA. Except as would not reasonably be expected to result in a Material Adverse Effect: (i) each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), for which the Company or any member of its “Controlled Group” (defined as (1) any organization which is a member of a controlled group of corporations or considered under common control and treated as one employer with the Company within the meaning of Section 414(b), (c), (m) or (o) of the Code or (2) any entity, whether or not incorporated, that is under common control with the Company within the meaning of Section 4001(a)(14) of ERISA) would have any actual or contingent liability (each, a “Plan”), has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Code; (ii) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan, excluding transactions effected pursuant to a statutory or administrative exemption; (iii) for each Plan (excluding “multiemployer plans” within the meaning of Section 4001(a)(3) of ERISA) that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA (each, a “Pension Plan”), no such Pension Plan has failed (whether or not waived), or is reasonably expected to fail, to satisfy the minimum funding standards (within the meaning of Section 302 of ERISA or Section 412 or Section 430 of the Code) applicable to such Pension Plan; (iv) no Pension Plan is, or is reasonably expected to be, in “at risk status” (within the meaning of Section 303 (i) of ERISA) and no Plan that is a “multiemployer plan” within the meaning of Section 4001 (a) (3) of ERISA is in “endangered status,” “critical status” or “critical and declining status” (within the meaning of Section 305 of ERISA); (v) the fair market value of the assets of each Pension Plan exceeds the present value of all benefits accrued under such Pension Plan (determined based on those assumptions used to fund such Pension Plan); (vi) no “reportable event” (within the meaning of Section 4043(c) of ERISA and the regulations promulgated thereunder), other than events for which the 30-day notice period has been waived, has occurred or is reasonably expected to occur; (vii) each Plan that is intended to be qualified under Section 401(a) of the Code is so qualified, and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification; and (viii) neither the Company nor any member of the Controlled Group has incurred, nor reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to the Plan or premiums to the Pension Benefit Guarantee Corporation, in the ordinary course and without default) in respect of a Plan (including a “multiemployer plan” within the meaning of Section 4001(a)(3) of ERISA).

(xlv) Forward-Looking Statements. No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) included or incorporated by reference in any of the Registration Statement, the General Disclosure Package or the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(b) Representations and Warranties by the Selling Stockholders. Each Selling Stockholder severally represents and warrants to each Underwriter and the Company as of the date hereof, the Applicable Time, the Closing Time and any Date of Delivery, and agrees with each Underwriter and the Company, as follows:

(i) Accurate Disclosure. None of the Registration Statement, the General Disclosure Package, the Prospectus or any amendments or supplements thereto, at its effective time, on the date hereof, at the Closing Time or at any Date of Delivery, contained, contains or will contain an untrue statement of a material fact or omitted, omits or will omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that such representations and warranties set forth in this subsection (b)(i) apply only to statements or omissions made in reliance upon and in conformity with information relating to such Selling Stockholder furnished by or on behalf of such Selling Stockholder expressly for use in the Registration Statement, the General Disclosure Package, the Prospectus or any amendment or supplement thereto (the “Selling Stockholder Information”). Such Selling Stockholder is not prompted to sell the Securities to be sold by such Selling Stockholder hereunder by any information concerning the Company or any Subsidiary which is not set forth in the General Disclosure Package or the Prospectus. Each Selling Stockholder that is an “executive officer” of the Company (as defined in Rule 3b-7 under the Exchange Act) has no reason to believe that the representations and warranties of the Company contained in Section 1(a) are not true and correct, is familiar with the Registration Statement, the General Disclosure Package and the Prospectus and has no knowledge of any material fact, condition or information not disclosed in the Registration Statement, the General Disclosure Package or the Prospectus that has had, or may have, a material adverse effect on the Company and its Subsidiaries, taken as a whole.

(ii) Consents. All consents, approvals, authorizations and orders necessary for the execution and delivery by such Selling Stockholder of this Agreement and the Power of Attorney and Custody Agreement and for the sale and delivery of the Securities to be sold by such Selling Stockholder hereunder, have been obtained; and such Selling Stockholder has full right, power and authority to enter into this Agreement and the Power of Attorney and Custody Agreement and to sell, assign, transfer and deliver the Securities to be sold by such Selling Stockholder hereunder.

(iii) Authorization of Agreement. This Agreement and the Power of Attorney and Custody Agreement have each been duly and validly authorized, executed and delivered by or on behalf of such Selling Stockholder, and the Power of Attorney and Custody Agreement constitutes the legal, valid and binding obligation of such Selling Stockholder, enforceable against such Selling Stockholder in accordance with its terms.

(iv) Noncontravention. The execution and delivery of this Agreement and the Power of Attorney and Custody Agreement, and the sale and delivery of the Securities to be sold by such Selling Stockholder and the consummation of the transactions contemplated in this Agreement and the Power of Attorney and Custody Agreement, and compliance by such Selling Stockholder with its obligations hereunder and thereunder, do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default under, or result in the creation or imposition of any tax, lien, charge or encumbrance upon the Securities to be sold by such Selling Stockholder or any property or assets of such Selling Stockholder pursuant to any material contract, indenture, mortgage, deed of trust, loan or credit agreement, note, license, lease or other agreement or instrument to which such Selling Stockholder is a party or by which such Selling Stockholder may be bound, or to which any of the property or assets of such Selling Stockholder is subject, nor will such action result in any violation of the provisions of the charter or by-laws or other organizational instrument of such Selling Stockholder, if applicable, or any applicable treaty, law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over such Selling Stockholder or any of its properties, except in each case for any such conflict, breach, default, tax, lien, charge, encumbrance or violation that would not, individually or in the aggregate, reasonably be expected to have a material adverse affect on the ability of such Selling Stockholder to consummate the transactions contemplated by this Agreement or the Power of Attorney and Custody Agreement (a “Selling Stockholder Material Adverse Effect”).

(v) Valid Title. Such Selling Stockholder has, and will have, immediately prior to the Closing Time or the Date of Delivery, as the case may be, valid title to the Securities to be sold by such Selling Stockholder hereunder, free and clear of all security interests, claims, liens, equities or other encumbrances and the legal right and power, and all authorization and approval required by law, to enter into this Agreement and to sell, transfer and deliver the Securities to be sold by such Selling Stockholder or a valid security entitlement in respect of such Securities.

(vi) Delivery of Securities. Upon payment of the purchase price for the Securities to be sold by such Selling Stockholder pursuant to this Agreement, delivery of such Securities, as directed by the Underwriters, to Cede & Co. (“Cede”) or such other nominee as may be designated by The Depository Trust Company (“DTC”), registration of such Securities in the name of Cede or such other nominee, and the crediting of such Securities on the books of DTC to securities accounts (within the meaning of Section 8-501(a) of the UCC) of the Underwriters (assuming that neither DTC nor any such Underwriter has notice of any “adverse claim,” within the meaning of Section 8-105 of the Uniform Commercial Code then in effect in the State of New York (“UCC”), to such Securities), (A) under Section 8-501 of the UCC, the Underwriters will acquire a valid “security entitlement” in respect of such Securities and (B) no action (whether framed in conversion, replevin, constructive trust, equitable lien, or other theory) based on any “adverse claim,” within the meaning of Section 8-102 of the UCC, to such Securities may be successfully asserted against the Underwriters with respect to such security entitlement; for purposes of this representation, such Selling Stockholder may assume that when such payment, delivery and crediting occur, (I) such Securities will have been registered in the name of Cede or another nominee designated by DTC, in each case on the Company’s share registry in accordance with its certificate of incorporation, bylaws and applicable law, (II) DTC will be registered as a “clearing corporation,” within the meaning of Section 8-102 of the UCC, (III) appropriate entries to the accounts of the several Underwriters on the records of DTC will have been made pursuant to the UCC, (IV) to the extent DTC, or any other securities intermediary which acts as “clearing corporation” with respect to the Securities, maintains any “financial asset” (as defined in Section 8-102(a)(9) of the UCC in a clearing corporation pursuant to Section 8-111 of the UCC, the rules of such clearing corporation may affect the rights of DTC or such securities intermediaries and the ownership interest of the Underwriters, (V) claims of creditors of DTC or any other securities intermediary or clearing corporation may be given priority to the extent set forth in Section 8-511(b) and 8-511(c) of the UCC and (VI) if at any time DTC or other securities intermediary does not have sufficient Securities to satisfy claims of all of its entitlement holders with respect thereto then all holders will share pro rata in the Securities then held by DTC or such securities intermediary.

(vii) Custody of Securities. Certificates in negotiable form or book-entry security entitlements for the Securities to be sold by the Selling Stockholder hereunder have been placed in custody, for delivery under this Agreement, under the Power of Attorney and Custody Agreement made with Computershare Trust Company, N.A., as custodian (the “Custodian”). Each Selling Stockholder agrees that the shares represented by the certificates or book-entry security entitlements held in custody for the Selling Stockholders under such Power of Attorney and Custody Agreement are subject to the interests of the Underwriters hereunder, that the arrangements made by the Selling Stockholder for such custody are to that extent irrevocable and that the obligations of the Selling Stockholders hereunder shall not be terminated by operation of law, whether by the death of any individual Selling Stockholder or the occurrence of any other event, or in the case of a trust, by the death of any trustee or trustees or the termination of such trust

(viii) Absence of Manipulation. Such Selling Stockholder has not taken, and will not take, directly or indirectly, any action which is designed to or which constituted or would be reasonably expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(ix) Absence of Further Requirements. No filing with, or consent, approval, authorization, order, registration, qualification or decree of any arbitrator, court, governmental body, regulatory body, administrative agency or other authority, body or agency, domestic or foreign, is necessary or required for the performance by each Selling Stockholder of its obligations hereunder or in connection with the sale and delivery of the Securities hereunder or the consummation of the transactions contemplated by this Agreement, except such as have been already obtained or as may be required under the Securities Act, the Securities Act Regulations, the Exchange Act, the Exchange Act Regulations, the rules of the NYSE, state securities laws or the rules of FINRA.

(x) No Free Writing Prospectuses. Other than the Registration Statement, the Preliminary Prospectus and the Prospectus, such Selling Stockholder (including its agents and representatives, other than the Underwriters in their capacity as such) has not prepared, used, authorized, approved or referred to and will not will not prepare, use, authorize, approve or refer to any Issuer Free Writing Prospectus, other than (i) any document not constituting a prospectus pursuant to Section 2(a)(l0)(a) of the Securities Act or Rule 134 under the Securities Act or (ii) the documents listed on Schedule C-2 hereto, each electronic road show and any other written communications approved in writing in advance by the Company and the Representative; except, in each case, for any such filing, consent, approval, authorization, order, registration, qualification or decree as would not, individually or in the aggregate, reasonably be expected to have a Selling Stockholder Material Adverse Effect.

(xi) No Association with FINRA. Neither such Selling Stockholder nor any of its affiliates directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with any member firm of FINRA or is a person associated with a member (within the meaning of the FINRA By-Laws) of FINRA.

(xii) ERISA Plan. The Selling Stockholder is not (i) an employee benefit plan subject to ERISA, (ii) a plan or account subject to Section 4975 of the Code, or (iii) an entity deemed to hold “plan assets” of any such plan or account under Section 3(42) of ERISA, 29 C.F.R. 2510.3-101, or otherwise.

(c) Officer’s Certificates. Any certificate signed by any officer of the Company or any of its Subsidiaries delivered to the Representative or to counsel for the Underwriters pursuant to this Agreement shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby; and any certificate signed by or on behalf of the Selling Stockholders delivered to the Representative or to counsel for the Underwriters pursuant to this Agreement shall be deemed a representation and warranty by such Selling Stockholder to each Underwriter as to the matters covered thereby.

SECTION 2. Sale and Delivery to Underwriters; Closing.

(a) Initial Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company and the Selling Stockholders, acting severally and not jointly, each agrees to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Company and the Selling Stockholders, at the price per share set forth in Schedule A, that proportion of the number of Initial Securities set forth in Schedule B opposite the name of the Company or such Selling Stockholder, as the case may be, which the number of Initial Securities set forth in Schedule A opposite the name of such Underwriter, plus any additional number of Initial Securities which such Underwriter may become obligated to purchase pursuant to the provisions of SECTION 10 hereof, bears to the total number of Initial Securities, subject, in each case, to such adjustments among the Underwriters as Raymond James in its sole discretion shall make to eliminate any sales or purchases of fractional shares.

(b) Option Securities. In addition, on the basis of the representations, warranties and agreements herein contained and subject to the terms and conditions herein set forth, each of the Selling Stockholders hereby grant an option to the Underwriters, severally and not jointly, to purchase up to 1,125,000 Option Securities, at the price per share set forth in Schedule A. The option hereby granted may be exercised for 30 days after the date hereof and may be exercised in whole or in part at any time within that 30 day period from time to time upon written notice by the Representative to the Company setting forth the number of Option Securities as to which the several Underwriters are then exercising the option and the time and date of payment and delivery for such Option Securities. Any such time and date of delivery (a “Date of Delivery”) shall be determined by the Representative, but shall not be later than seven full business days after the exercise of said option, nor in any event prior to the Closing Time. If the option is exercised as to all or any portion of the Option Securities, each of the Underwriters, acting severally and not jointly, will purchase that proportion of the total number of Option Securities then being purchased which the number of Initial Securities set forth in Schedule A opposite the name of such Underwriter bears to the total number of Initial Securities, subject, in each case, to such adjustments as Raymond James in its sole discretion shall make to eliminate any sales or purchases of fractional shares.

(c) Closing. The Company and the Custodian will deliver the Initial Securities to the Representative through the facilities of DTC for the accounts of the Underwriters, against payment of the purchase price therefor, in Federal (same day) funds by wire transfer to an account designated by the Company, in the case of Initial Securities sold by the Company, and to or on behalf of the Selling Stockholders, pro rata based on the number of Initial Securities sold by each of them, under instructions from the Custodian, in the case of Initial Securities sold by the Selling Stockholders, at the offices of Mayer Brown LLP, 1221 Avenue of the Americas, New York, NY 10020, or at such other place as shall be agreed upon by the Representative and the Company, at 9:00 A.M. (New York City time) on the first (or second, if the pricing occurs after 4:30 P.M. (New York City time) on any given day) business day after the date hereof (unless postponed in accordance with the provisions of SECTION 10), or such other time not later than ten business days after such date as shall be agreed upon by the Representative and the Company (such time and date of payment and delivery being herein called “Closing Time”).

(d) Option Closings. In addition, each time that any of the Option Securities are purchased by the Underwriters, the Custodian will deliver the Option Securities to the Representative through the facilities of DTC for the accounts of the Underwriters, against payment of the purchase price therefor, in Federal

(same day) funds by wire transfer to or on behalf of the Selling Stockholders, pro rata based on the number of Option Securities sold by each of them, under instructions from the Custodian, at the above-mentioned offices of Mayer Brown LLP, at 9:00 A.M. (New York City time), on the applicable Date of Delivery.

Raymond James, individually and not as representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Initial Securities or the Option Securities, if any, to be purchased by any Underwriter whose funds have not been received by the Closing Time or the relevant Date of Delivery, as the case may be, but such payment shall not relieve such Underwriter from its obligations hereunder.

SECTION 3. Covenants of the Company and the Selling Stockholders. The Company and each Selling Stockholder covenants with each Underwriter as follows:

(a) Compliance with Securities Regulations and Commission Requests. The Company, subject to SECTION 3(b), will comply with the requirements of Rule 430A, and will notify the Representative promptly, and confirm the notice in writing (which may be by electronic mail), (i) when any post-effective amendment to the Registration Statement shall become effective or any amendment or supplement to the Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission with respect to the Registration Statement or the Prospectus, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment or of any order preventing or suspending the use of any preliminary prospectus or the Prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes or of any examination pursuant to Section 8(d) or 8(e) of the Securities Act concerning the Registration Statement and (v) if the Company becomes the subject of a proceeding under Section 8A of the Securities Act in connection with the offering of the Securities. The Company will effect all filings required under Rule 424(b), in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)), and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Company will use its commercially reasonable efforts to prevent the issuance of any stop order, prevention or suspension of the Registration Statement and, if any such order is issued, to use commercially reasonable efforts to promptly obtain the lifting thereof at the earliest possible moment.

(b) Continued Compliance with Securities Laws. The Company will comply with the Securities Act and the Securities Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Registration Statement, the General Disclosure Package and the Prospectus. If at any time when a prospectus relating to the Securities is (or, but for the exception afforded by Rule 172 of the Securities Act Regulations (“Rule 172”), would be) required by the Securities Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Company, to (i) amend the Registration Statement in order that the Registration Statement will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) amend or supplement the General Disclosure Package or the Prospectus in order that the General Disclosure Package or the Prospectus, as the case may be, will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser or (iii) amend the Registration Statement or amend or supplement the General Disclosure Package or the Prospectus, as the case may be, in order to comply with the requirements of the Securities Act or the Securities Act Regulations, the Company will promptly (A) give the Representative notice of such event, (B) prepare any amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement, the General Disclosure Package or the Prospectus comply with such requirements and, a reasonable amount of time prior to any proposed filing or use, furnish the Representative with copies of any such amendment or supplement (or any document to be filed with the Commission and incorporated by reference therein) and (C) file with the Commission any such amendment or supplement; provided that the Company shall not file or use any such amendment or supplement to which the Representative or counsel for the Underwriters shall reasonably object. The Company will furnish to the Underwriters such number of copies of such amendment or supplement (or any document to be filed with the Commission and incorporated by reference therein) as the Underwriters may reasonably request. The Company has given the Representative notice of any filings made pursuant to the Exchange Act or Exchange Act Regulations within 48 hours prior to the Applicable Time; the Company will give the Representative notice of its intention to make any such filing from the Applicable Time to the Closing Time and will furnish the Representative with copies of any such documents a reasonable amount of time prior to such proposed filing, as the case may be, and will not file or use any such document to which the Representative or counsel for the Underwriters shall reasonably object.

(c) Delivery of Registration Statements. The Company has furnished or will deliver to the Representative and counsel for the Underwriters, without charge and upon request, signed copies of the Registration Statement as originally filed and each amendment thereto (including exhibits filed therewith) and signed copies of all consents and certificates of experts, and will also deliver to the Representative, without charge, a conformed copy of the Registration Statement as originally filed and each amendment thereto (without exhibits) for each of the Underwriters. The copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(d) Delivery of Prospectuses. The Company has delivered to each Underwriter, without charge, as many copies of each preliminary prospectus as such Underwriter reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the Securities Act. The Company will furnish to each Underwriter, without charge, during the period when a prospectus relating to the Securities is (or, but for the exception afforded by Rule 172, would be) required to be delivered under the Securities Act, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(e) Blue Sky Qualifications. The Company will use its reasonable best efforts, in cooperation with the Underwriters, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Representative may reasonably designate and to maintain such qualifications in effect so long as required to complete the distribution of the Securities; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

(f) Rule 158. The Company will timely file such reports pursuant to the Exchange Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide to the Underwriters the benefits contemplated by, the last paragraph of Section 11(a) of the Securities Act.

(g) Use of Proceeds. The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the Registration Statement, the General Disclosure Package and the Prospectus under “Use of Proceeds.”

(h) Listing. The Company will use its best efforts to effect and maintain the listing of the Common Stock (including the Securities) on the NYSE, subject only to official notice of issuance for the Securities being issued and sold by the Company.

(i) Restriction on Sale of Securities and Certain Amendments. During a period of 150 days from the date of the Prospectus, the Company will not, without the prior written consent of the Representative, (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or file or confidentially submit any registration statement under the Securities Act with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the Securities to be sold hereunder, (B) the issuance of shares of Common Stock in connection with the automatic conversion of Class B common stock, (C) the issuance by the Company of stock options, restricted stock, restricted stock units, or other equity-based awards pursuant to the Company’s equity or other incentive plans described in the Registration Statement, the General Disclosure Package and the Prospectus, (D) the issuance of shares of Common Stock or Class B common stock in connection with acquisitions or joint ventures; provided that the aggregate number of shares of Common Stock and Class B common stock or any securities convertible into, or exercisable or exchangeable for, Common Stock or Class B common stock that the Company may issue or agree to issue pursuant to this clause (D) shall not exceed 10% of the total outstanding share capital of the Company immediately following the issuance of the Securities (including Option Securities, if any) determined on a fully-diluted basis; and provided further that the recipients thereof provide to the Representative a signed lock-up letter substantially in the form of the lock-up letter described in SECTION 5(l), or (E) the filing of a registration statement on Form S-8 or other appropriate forms, and any amendments thereto, as required by the Securities Act, relating to the Common Stock or other equity-based securities issuable pursuant to the Company’s equity or other incentive plans or employee stock purchase plans, or options to purchase Common Stock granted, pursuant to the Company’s equity or other incentive plans described in the Registration Statement, the General Disclosure Package and the Prospectus, but which in any event shall not vest during the 150-day period. During a period of 150 days from the date of the Prospectus, the Company will not, without the prior written consent of the Representative, take any action, including, without limitation, any waiver of any provision or any amendment of its Amended and Restated Certificate of Incorporation or Amended and Restated Bylaws, that would permit, directly or indirectly, any holder of Class B common stock of the Company to offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any shares of Class B common stock of the Company.

(j) [RESERVED].

(k) Reporting Requirements. The Company, during the period when a Prospectus relating to the Securities is (or, but for the exception afforded by Rule 172, would be) required to be delivered under the Securities Act, will file all documents required to be filed with the Commission pursuant to the Exchange Act within the time periods required by the Exchange Act and Exchange Act Regulations. Additionally, the Company shall report the use of proceeds from the issuance of the Securities as may be required under Rule 463 under the Securities Act.

(l) Issuer Free Writing Prospectuses. The Company agrees that, unless it obtains the prior written consent of the Representative, it will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus,” or a portion thereof, required to be filed by the Company with the Commission or retained by the Company under Rule 433; provided that the Representative will be deemed to have consented to the Issuer Free Writing Prospectuses listed on Schedule C-2 hereto and any “road show that is a written communication” within the meaning of Rule 433(d)(8)(i) that has been reviewed by the Representative. The Company represents that it has treated or agrees that it will treat each such free writing prospectus consented to, or deemed consented to, by the Representative as an “issuer free writing prospectus,” as defined in Rule 433, and that it has complied and will comply with the applicable requirements of Rule 433 with respect thereto, including timely filing with the Commission where required, legending and record keeping. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement, any preliminary prospectus or the Prospectus or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Company will promptly notify the Representative and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(m) Certification Regarding Beneficial Owners. The Company and each Selling Stockholder will deliver to the Representative, on the date of execution of this Agreement, a properly completed and executed Certification Regarding Beneficial Owners of Legal Entity Customers, together with copies of identifying documentation, and the Company and each Selling Stockholder undertakes to provide such additional supporting documentation as the Representative may reasonably request in connection with the verification of the foregoing certification.

(n) [RESERVED.]

(o) Emerging Growth Company Status. The Company will promptly notify the Representative if the Company ceases to be an Emerging Growth Company at any time prior to the later of (i) completion of the distribution of the Securities within the meaning of the Securities Act and (ii) completion of the 150-day restricted period referred to in SECTION 3(i).

(p) Tax Forms. Each Selling Stockholder will deliver to the Representative (or its agent), prior to or at the Closing Date, a properly completed and executed Internal Revenue Service (“IRS”) Form W-9 or an IRS Form W-8, as appropriate, together with all required attachments to such form.

SECTION 4. Payment of Expenses.

(a) Expenses. The Company will pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and each amendment thereto, (ii) the preparation, printing and delivery to the Underwriters of copies of each preliminary prospectus, each Issuer Free Writing Prospectus and the Prospectus and any amendments or supplements thereto and any costs associated with electronic delivery of any of the foregoing by the Underwriters to investors, (iii) the preparation, issuance and delivery of the certificates or security entitlements for the Securities to the Underwriters, including any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Securities to the Underwriters, (iv) the fees and disbursements of the Company’s counsel, accountants and other advisors, (v) the qualification of the Securities under securities laws in accordance with the provisions of SECTION 3(e) hereof, including filing fees and the reasonable and documented fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplement thereto, (vi) the fees and expenses of any transfer agent or registrar for the Securities, (vii) [RESERVED], (viii) the filing fees incident to, and the reasonable fees and disbursements of counsel to the Underwriters in connection with, the review by FINRA of the terms of the sale of the Securities, (ix) the fees and expenses incurred in connection with the listing of the Securities on the NYSE, and (x) the costs and expenses (including, without limitation, any damages or other amounts payable in connection with legal or contractual liability) associated with the reforming of any contracts for sale of the Securities made by the Underwriters caused by a breach of the representation contained in the third sentence of SECTION 1(a)(i); provided, however, that in no event will this SECTION 4(a) be construed to make the Company responsible for the fees and expenses of legal counsel to Underwriters (except as provided in clauses (viii), (ix), and (x) above). The reasonable fees and disbursements of counsel to the Underwriters payable by the Company with respect to clause (viii) above shall not exceed $10,000.

(b) Expenses of the Selling Stockholders. The Selling Stockholders, severally and not jointly, will pay all expenses incident to the performance of their respective obligations under, and the consummation by the Selling Stockholders of the transactions contemplated by, this Agreement which are not otherwise specifically provided for in SECTION 4(a), including (i) any stamp and other duties and stock and other transfer taxes, if any, payable upon the sale of the Securities to the Underwriters and their transfer between the Underwriters pursuant to an agreement between such Underwriters and (ii) the fees and disbursements of their respective counsel and other advisors, other than those being paid for by the Company.

(c) Termination of Agreement. If this Agreement is terminated by the Representative in accordance with the provisions of SECTION 5, SECTION 9(a)(i) or (iii), SECTION 10 or SECTION 11 hereof, the Company shall reimburse the Underwriters for all of their reasonable and documented out-of-pocket expenses, including the reasonable and documented fees and disbursements of counsel for the Underwriters; provided that if this Agreement is terminated by the Representative pursuant to SECTION 10 hereof, the Company will have no obligation to reimburse any defaulting Underwriter.

(d) Allocation of Expenses. The provisions of this SECTION 4 shall not affect any agreement that the Company and the Selling Stockholders may make for the sharing of such costs and expenses.

SECTION 5. Conditions of Underwriters’ Obligations. The obligations of the several Underwriters hereunder are subject to the accuracy of the respective representations and warranties of the Company and the Selling Stockholders contained herein or in certificates of any officer of the Company or any of its Subsidiaries or by or on behalf of any Selling Stockholder delivered pursuant to the provisions hereof, to the performance by the Company and each Selling Stockholder of their respective covenants and other obligations hereunder, and to the following further conditions:

(a) Effectiveness of Registration Statement; Rule 430A Information. The Registration Statement, including any Rule 462(b) Registration Statement, has become effective and, at the Closing Time, no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued under the Securities Act, no order preventing or suspending the use of any preliminary prospectus or the Prospectus has been issued and no proceedings for any of those purposes have been instituted or are pending or, to the Company’s knowledge, contemplated; and the Company has complied with each request (if any) from the Commission for additional information. A prospectus containing the Rule 430A Information shall have been filed with the Commission in the manner and within the time frame required by Rule 424(b) without reliance on Rule 424(b)(8) or a post-effective amendment providing such information shall have been filed with, and declared effective by, the Commission in accordance with the requirements of Rule 430A.

(b) Opinion and Negative Assurance of Counsel for Company. At the Closing Time, the Representative shall have received the favorable opinion and negative assurance letter, dated the Closing Time, of Jones Day, counsel for the Company, in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters.

(c) Opinion of Counsel for the Selling Stockholders. At the Closing Time, the Representative shall have received the favorable opinion, dated the Closing Time, of the respective counsel for each of the Selling Stockholders, in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters.

(d) Opinion and Negative Assurance of Counsel for Underwriters. At the Closing Time, the Representative shall have received the favorable opinion and negative assurance letter, dated the Closing Time, of Mayer Brown LLP, counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters with respect to such matters as the Representative may reasonably request. In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York, the General Corporation Law of the State of Delaware and the federal securities laws of the United States, upon the opinions of counsel satisfactory to the Representative. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers and other representatives of the Company and its Subsidiaries and certificates of public officials.

(e) Officers’ Certificate. At the Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its Subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and the Representative shall have received a certificate of the Chief Executive Officer or the President of the Company and of the chief financial or chief accounting officer of the Company, dated the Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties of the Company in this Agreement are true and correct in all material respects (except for such representations, warranties and statements or portions thereof that are qualified by materiality or a Material Adverse Effect, which shall be true and correct in all respects) with the same force and effect as though expressly made at and as of the Closing Time, (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement under the Securities Act has been issued, no order preventing or suspending the use of any preliminary prospectus or the Prospectus has been issued and no proceedings for any of those purposes have been instituted or are pending or, to their knowledge, contemplated.

(f) Certificate of Selling Stockholders. At the Closing Time, the Representative shall have received a certificate by or on behalf of each Selling Stockholder, dated the Closing Time, to the effect that (i) the representations and warranties of each Selling Stockholder in this Agreement are true and correct with the same force and effect as though expressly made at and as of the Closing Time and (ii) each Selling Stockholder has complied with all agreements and all conditions on its part to be performed under this Agreement at or prior to the Closing Time.

(g) Chief Financial Officers’ Certificate. At the time of the execution of this Agreement and at the Closing Time, the Representative shall have received a certificate of the Chief Financial Officer of the Company, dated the respective dates of its delivery and addressed to the Underwriters, with respect to certain financial information contained in each of the Registration Statement, the General Disclosure Package or the Prospectus, in form and substance satisfactory to the Representative.

(h) Accountant’s Comfort Letter. At the time of the execution of this Agreement, the Representative shall have received from Ernst & Young LLP a letter, dated such date, in form and substance satisfactory to the Representative, together with signed or reproduced copies of such letter for each of the other Underwriters containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the General Disclosure Package and the Prospectus.

(i) Bring-down Comfort Letter. At the Closing Time, the Representative shall have received from Ernst & Young LLP a letter, dated as of the Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (f) of this Section, except that the specified date referred to shall be a date not more than three business days prior to the Closing Time.

(j) Listing. The Securities to be delivered at the Closing Time or any Date of Delivery, as the case may be, shall have been approved for listing on the NYSE, subject only to official notice of issuance for the Securities being issued and sold by the Company.

(k) No Objection. FINRA has confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements relating to the offering of the Securities.

(l) Lock-up Agreements. At the date of this Agreement, the Representative shall have received an agreement substantially in the form of Exhibit A hereto signed by the persons listed on Schedule D hereto.

(m) Maintenance of Rating. Neither the Company nor its Subsidiaries have any debt securities or preferred stock that are rated by any “nationally recognized statistical rating organization” (as defined in Section 3(a)(62) of the Exchange Act).

(n) Conditions to Purchase of Option Securities. In the event that the Underwriters exercise their option provided in SECTION 2(b) hereof to purchase all or any portion of the Option Securities, the representations and warranties of the Company and the Selling Stockholders contained herein and the statements in any certificates furnished by the Company and any of its Subsidiaries or by the Selling Stockholders hereunder shall be true and correct as of each Date of Delivery and, at the relevant Date of Delivery, the Representative shall have received:

(i) Officers’ Certificate. A certificate, dated such Date of Delivery, of the President or a Vice President of the Company and of the chief financial or chief accounting officer of the Company confirming that the certificate delivered at the Closing Time pursuant to SECTION 5(e) hereof remains true and correct as of such Date of Delivery.

(ii) Selling Stockholders’ Certificate. If requested by the Representative, a certificate, dated such Date of Delivery, by or on behalf of each Selling Stockholder confirming that the certificate delivered at the Closing Time pursuant to SECTION 5(f) hereof remains true and correct as of such Date of Delivery.

(iii) Chief Financial Officers’ Certificate. If requested by the Representative, a certificate, dated such Date of Delivery, of the Chief Financial Officer of the Company confirming that the certificate delivered at Closing Time pursuant to SECTION 5(g) hereof remains true and correct as of such Date of Delivery.

(iv) Opinion and Negative Assurance of Counsel for Company. If requested by the Representative, the favorable opinion and negative assurance letter of Jones Day, counsel for the Company, in form and substance satisfactory to counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by SECTION 5(b) hereof.

(v) Opinion of Counsel for the Selling Stockholders. If requested by the Representative, the favorable opinion of the respective counsel for each of the Selling Stockholders, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by SECTION 5(c) hereof.

(vi) Opinion and Negative Assurance of Counsel for Underwriters. If requested by the Representative, the favorable opinion and negative assurance letter of Mayer Brown LLP, counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by SECTION 5(d) hereof.

(vii) Bring-down Comfort Letter. If requested by the Representative, a letter from Ernst & Young LLP, in form and substance satisfactory to the Representative and dated such Date of Delivery, substantially in the same form and substance as the letter furnished to the Representative pursuant to SECTION 5(h) hereof, except that the “specified date” in the letter furnished pursuant to this paragraph shall be a date not more than three business days prior to such Date of Delivery.

(o) Additional Documents. At the Closing Time and at each Date of Delivery (if any) counsel for the Underwriters shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company and the Selling Stockholders in connection with the sale of the Securities as herein contemplated shall be satisfactory in form and substance to the Representative and counsel for the Underwriters.

(p) Termination of Agreement. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, unless due to or as a result of a breach of this Agreement by any of the Underwriters, this Agreement, or, in the case of any condition to the purchase of Option Securities on a Date of Delivery which is after the Closing Time, the obligations of the several Underwriters to purchase the relevant Option Securities, may be terminated by the Representative by notice to the Company and the Selling Stockholders at any time at or prior to Closing Time or such Date of Delivery, as the case may be, and such termination shall be without liability of any party to any other party except as provided in SECTION 4 and except that SECTION 1, SECTION 6, SECTION 7, SECTION 8, SECTION 15, SECTION 16, SECTION 17 and SECTION 18 shall survive any such termination and remain in full force and effect.

SECTION 6. Indemnification.

(a) Indemnification of Underwriters.

(i) Indemnification of the Underwriters by the Company. The Company agrees to indemnify and hold harmless each Underwriter, its affiliates (as such term is defined in Rule 501(b) under the Securities Act (each, an “Affiliate”)), its selling agents and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act as follows:

(A) against any and all loss, liability, claim, damage and reasonable and documented expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the

Rule 430A Information, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included (A) in any preliminary prospectus, any Issuer Free Writing Prospectus, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto), or (B) in any materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the offering of the Securities (“Marketing Materials”), including any roadshow or investor presentations made to investors by the Company (whether in person or electronically), or the omission or alleged omission in any preliminary prospectus, Issuer Free Writing Prospectus, Prospectus or in any Marketing Materials of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(B) against any and all loss, liability, claim, damage and reasonable and documented expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to SECTION 6(d) below) any such settlement is effected with the written consent of the Company and the Selling Stockholders; and

(C) against any and all reasonable and documented expense whatsoever, as incurred (including the reasonable and documented fees and disbursements of counsel chosen by Raymond James; provided, however, that the Company shall not be liable for the expenses of more than one separate counsel in the aggregate for all Underwriters, in addition to any local counsel), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (A) or (B) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in the Registration Statement (or any amendment thereto), including the Rule 430A Information, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with the Underwriter Information.

(ii) Indemnification of Underwriters by Selling Stockholders. Each Selling Stockholder, severally and not jointly, agrees to indemnify and hold harmless each Underwriter, its Affiliates and selling agents and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the extent and in the manner set forth in subsections (a)(i)(A), (B) and (C) above; provided that each Selling Stockholder shall be liable only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission has been made in the Registration Statement, any preliminary prospectus, the General Disclosure Package, the Prospectus (or any amendment or supplement thereto) or any Issuer Free Writing Prospectus in reliance upon and in conformity with the Selling Stockholder Information; provided, further, that the liability under this subsection of each Selling Stockholder shall be limited to an amount equal to the aggregate gross proceeds after underwriting commissions and discounts, but before expenses, to such Selling Stockholder from the sale of Securities sold by such Selling Stockholder hereunder (“Selling Stockholder Proceeds”).

(b) Indemnification of Company, Directors and Officers and Selling Stockholders. Each Underwriter severally agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of

Section 15 of the Securities Act or Section 20 of the Exchange Act, and each Selling Stockholder and each person, if any, who controls any Selling Stockholder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including the Rule 430A Information, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with the Underwriter Information.

(c) Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. If any such action or proceeding shall be brought or asserted against an indemnified party and it shall have notified the indemnifying party thereof, the indemnifying party shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party in such action or proceeding and shall pay the reasonable and documented fees and expenses of such counsel related to such action or proceeding, as incurred. Without limiting the foregoing, in any such action or proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the contrary; (ii) the indemnifying party has failed within a reasonable time to retain counsel reasonably satisfactory to the indemnified party; (iii) if such counsel is acting as counsel to both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the indemnifying party; or (iv) if such counsel is acting as counsel to both the indemnified party and the indemnifying party and the indemnifying- party shall have reasonably concluded that representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.

No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this SECTION 6 or SECTION 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d) Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by SECTION 6(c) above, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by SECTION 6(a)(i)(B) effected without its written consent if (i) such settlement is entered into in good faith by the indemnified party more than 60 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

(e) Other Agreements with Respect to Indemnification. The provisions of this Section shall not affect any agreement among the Company and the Selling Stockholders with respect to indemnification.

SECTION 7. Contribution. If the indemnification provided for in SECTION 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholders, on the one hand, and the Underwriters, on the other hand, from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Selling Stockholders, on the one hand, and of the Underwriters, on the other hand, in connection with the statements or omissions, which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by the Company and the Selling Stockholders, on the one hand, and the Underwriters, on the other hand, in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company and the Selling Stockholders, on the one hand, and the total underwriting discount received by the Underwriters, on the other hand, in each case as set forth on the cover of the Prospectus, bear to the aggregate public offering price of the Securities as set forth on the cover of the Prospectus.

The relative fault of the Company and the Selling Stockholders, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Selling Stockholders or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company, the Selling Stockholders and the Underwriters agree that it would not be just and equitable if contribution pursuant to this SECTION 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this SECTION 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this SECTION 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this SECTION 7, (i) no Underwriter shall be required to contribute any amount in excess of the underwriting commissions received by such Underwriter in connection with the Securities underwritten by it and distributed to the public and (ii) the contribution by any Selling Stockholder pursuant to this SECTION 7 shall not exceed for each such Selling Stockholder, the Selling Stockholder Proceeds (without duplication of any amounts such Selling Stockholder is obligated to pay under SECTION 6 above) and (iii) the Selling Stockholders shall be liable only to the extent that the relevant loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission, in each case, which relates to the Selling Stockholder made in the Registration Statement, any preliminary prospectus, or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or any roadshow, in reliance upon and in conformity with any Selling Stockholder Information furnished to the Underwriters by the Selling Stockholder expressly for use therein. The Underwriters’ obligations in this SECTION 7 to contribute are several in proportion to their respective underwriting obligations and not joint and the Selling Stockholder’s obligations in this SECTION 7 to contribute are several in proportion to their Selling Stockholder Proceeds and not joint.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this SECTION 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and each Underwriter’s Affiliates and selling agents shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company or any Selling Stockholder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Company or such Selling Stockholder, as the case may be. The Underwriters’ respective obligations to contribute pursuant to this SECTION 7 are several in proportion to the number of Initial Securities set forth opposite their respective names in Schedule A hereto and not joint.

The provisions of this Section shall not affect any agreement among the Company and the Selling Stockholders with respect to contribution.

SECTION 8. Representations, Warranties and Agreements to Survive. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or any of its Subsidiaries or the Selling Stockholders submitted pursuant hereto, shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of any Underwriter or its Affiliates or selling agents, any person controlling any Underwriter, its officers or directors, any person controlling the Company or any person controlling the Selling Stockholder and (ii) delivery of and payment for the Securities.

SECTION 9. Termination of Agreement.

(a) Termination. The Representative may terminate this Agreement, by notice to the Company and the Selling Stockholders, at any time at or prior to the Closing Time (i) if there has been, in the reasonable judgment of the Representative, since the time of execution of this Agreement or since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, any Material Adverse Effect with respect to the Company and its Subsidiaries, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the reasonable judgment of the Representative, impracticable or inadvisable to proceed with the completion of the offering or to enforce contracts for the sale of the Securities, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission, or (iv) if trading generally on the NYSE MKT or the NYSE has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by order of the Commission, FINRA or any other governmental authority, or (v) a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States or with respect to Clearstream or Euroclear systems in Europe, or (vi) if a banking moratorium has been declared by either federal or New York authorities.

(b) Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in SECTION 4 hereof, and provided further that SECTION 1, SECTION 6, SECTION 7, SECTION 8, SECTION 15, SECTION 16, SECTION 17 and SECTION 18 and this SECTION 9(b) shall survive such termination and remain in full force and effect.

SECTION 10. Default by One or More of the Underwriters. If one or more of the Underwriters shall fail at the Closing Time or a Date of Delivery to purchase the Securities which it or they are obligated to purchase under this Agreement (the “Defaulted Securities”), the Representative shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representative shall not have completed such arrangements within such 24-hour period, then:

(a) if the number of Defaulted Securities does not exceed 10% of the number of Securities to be purchased on such date, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

(b) if the number of Defaulted Securities exceeds 10% of the number of Securities to be purchased on such date, this Agreement or, with respect to any Date of Delivery which occurs after the Closing Time, the obligation of the Underwriters to purchase, and the Company to sell, the Option Securities to be purchased and sold on such Date of Delivery shall terminate without liability on the part of any non-defaulting Underwriter.

No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.

In the event of any such default which does not result in a termination of this Agreement or, in the case of a Date of Delivery which is after the Closing Time, which does not result in a termination of the obligation of the Underwriters to purchase and the Company to sell the relevant Option Securities, as the case may be, either the (i) Representative or (ii) the Company and any Selling Stockholder shall have the right to postpone Closing Time or the relevant Date of Delivery, as the case may be, for a period not exceeding seven days in order to effect any required changes in the Registration Statement, the General Disclosure Package or the Prospectus or in any other documents or arrangements. As used herein, the term “Underwriter” includes any person substituted for an Underwriter under this SECTION 10.

SECTION 11. Default by One or More of the Selling Stockholders. If a Selling Stockholder shall fail at the Closing Time or a Date of Delivery, as the case may be, to sell and deliver the number of Securities which such Selling Stockholder or Selling Stockholders are obligated to sell hereunder, and the remaining Selling Stockholders do not exercise the right hereby granted to increase, pro rata or otherwise, the number of Securities to be sold by them hereunder to the total number to be sold by all Selling Stockholders as set forth in Schedule B hereto, then the Underwriters may, at option of the Representative, by notice from the Representative to the Company and the non-defaulting Selling Stockholders, either (i) terminate this Agreement without any liability on the fault of any non-defaulting party except that the provisions of SECTION 1, SECTION 6, SECTION 7, SECTION 8, SECTION 15, SECTION 16, SECTION 17 and SECTION 18 shall remain in full force and effect or (ii) elect to purchase the Securities which the non-defaulting Selling Stockholders and the Company have agreed to sell hereunder. No action taken pursuant to this SECTION 11 shall relieve the Selling Stockholder so defaulting from liability, if any, in respect of such default.

In the event of a default by any Selling Stockholder as referred to in this SECTION 11, each of the Representative, the Company and the non-defaulting Selling Stockholders shall have the right to postpone the Closing Time or any Date of Delivery, as the case may be, for a period not exceeding seven days in order to effect any required change in the Registration Statement, the General Disclosure Package or the Prospectus or in any other documents or arrangements.

SECTION 12. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to Raymond James at 880 Carillon Parkway, St. Petersburg, Florida 33716, attention of Syndicate Department (email: syndicate@raymondjames.com) with a copy to the Legal Department (email: GEIBLegal@raymondjames.com), with a copy, which shall not constitute notice, to Mayer Brown LLP, 1221 Avenue of the Americas, New York, New York 10020, attention of Anna T. Pinedo; notices to the Company shall be directed to it at Guardian Pharmacy Services, Inc., 300 Galleria Parkway SE, Suite 800, Atlanta, Georgia 30339, attention of Douglas Towns, General Counsel, with a copy, which shall not constitute notice, to Mark L. Hanson, Jones Day at 1221 Peachtree Street NE, Suite 400, Atlanta, Georgia 30361; notices to the Selling Stockholders shall be directed to the Fred P. Burke, Attorney-in-Fact for each of the Selling Stockholders, at 300 Galleria Parkway SE, Suite 800, Atlanta, Georgia 30339, with a copy, which shall not constitute notice, to Mark L. Hanson, Jones Day at 1221 Peachtree Street NE, Suite 400, Atlanta, Georgia 30361.

SECTION 13. No Advisory or Fiduciary Relationship. Each of the Company and the Selling Stockholders acknowledges and agrees that (a) the purchase and sale of the Securities pursuant to this Agreement, including the determination of the public offering price of the Securities and any related discounts and commissions, is an arm’s-length commercial transaction between the Company and the Selling Stockholders, on the one hand, and the several Underwriters, on the other hand, and does not constitute a recommendation, investment advice, or solicitation of any action by the Underwriters, (b) in connection with the offering of the Securities and the process leading thereto, each Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Company, any of its Subsidiaries or any Selling Stockholders, or their respective stockholders, creditors, employees or any other party, (c) no Underwriter has assumed or will assume an advisory or fiduciary responsibility in favor of the Company or any Selling Stockholder with respect to the offering of the Securities or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company, any of its Subsidiaries or any Selling Stockholder on other matters) and no Underwriter has any obligation to the Company or any Selling Stockholder with respect to the offering of the Securities except the obligations expressly set forth in this Agreement, (d) the Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of each of the Company and the Selling Stockholders, (e) the Underwriters have not provided any legal, accounting, regulatory, investment or tax advice with respect to the offering of the Securities and the Company and each of the Selling Stockholders has consulted its own respective legal, accounting, financial, regulatory and tax advisors to the extent it deemed appropriate, and (f) none of the activities of the Underwriters in connection with the transactions contemplated herein constitutes a recommendation, investment advice or solicitation of any action by the Underwriters with respect to any entity or natural person.

SECTION 14. Recognition of the U.S. Special Resolution Regimes.

(a) In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b) In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

For purposes of this Section 13, a “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k). “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

SECTION 15. Parties. This Agreement shall inure to the benefit of and be binding upon the Underwriters and the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters, the Company, the Selling Stockholders and their respective successors and the controlling persons and officers and directors referred to in SECTION 6 and SECTION 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters, the Company, the Selling Stockholders and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

SECTION 16. Trial by Jury. The Company (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates), each of the Selling Stockholders and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

SECTION 17. GOVERNING LAW. THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF, THE STATE OF NEW YORK WITHOUT REGARD TO ITS CHOICE OF LAW PROVISIONS.

SECTION 18. Consent to Jurisdiction; Waiver of Immunity.

(a) Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby shall be instituted in (i) the federal courts of the United States of America located in the City and County of New York, Borough of Manhattan or (ii) the courts of the State of New York located in the City and County of New York, Borough of Manhattan (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court, as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum.

SECTION 19. Counterparts and Electronic Signatures. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement. Electronic signatures complying with the New York Electronic Signatures and Records Act (N.Y. State Tech. §§ 301-309), as amended from time to time, or other applicable law will be deemed original signatures for purposes of this Agreement. Transmission by telecopy, electronic mail or other transmission method of an executed counterpart of this Agreement will constitute due and sufficient delivery of such counterpart.

SECTION 20. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

[signature page(s) follow]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company and the Selling Stockholders a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Underwriters, the Company and the Selling Stockholders in accordance with its terms.

Very truly yours,

GUARDIAN PHARMACY SERVICES, INC.

By
Name:
Title:

[Signature Page to Underwriting Agreement]

Fred Burke

By

[Signature Page to Underwriting Agreement]

David Morris

By

[Signature Page to Underwriting Agreement]

Kendall Forbes

By

[Signature Page to Underwriting Agreement]

Bindley Capital Partners I, LLC

By
Name: Title:

[Signature Page to Underwriting Agreement]

Pharmacy Investors, LLC

By
Name: Title:

[Signature Page to Underwriting Agreement]

Cardinal Equity Fund, L.P.

By
Name: Title:

[Signature Page to Underwriting Agreement]

CONFIRMED AND ACCEPTED,
as of the date first above written:

RAYMOND JAMES & ASSOCIATES, INC.

By:
Name: Title:

For itself and as Representative of the other Underwriters named in Schedule A hereto.

[Signature Page to Underwriting Agreement]

SCHEDULE A

The public offering price per share for the Securities shall be $[●].

The purchase price per share for the Securities to be paid by the several Underwriters shall be $[●], being an amount equal to the public offering price set forth above less $[●] per share, subject to adjustment in accordance with SECTION 2(b) for dividends or distributions declared by the Company and payable on the Initial Securities but not payable on the Option Securities.

Name:	Number of Initial Securities	Number of Option Securities
Raymond James & Associates, Inc.	[●]	[●]
Stephens Inc.	[●]	[●]
Truist Securities Inc.	[●]	[●]

Total	[●]	[●]

Sch A – 1

SCHEDULE B

Name:	Number of Initial Securities	Maximum Number of Option Securities
Guardian Pharmacy Services, Inc.	1,440,447	—

Selling Stockholders:

Fred Burke	747,102	138,705
c/o Guardian Pharmacy Services, Inc. 300 Galleria Parkway SE, Suite 800, Atlanta, Georgia 30339

David Morris	369,212	68,547
c/o Guardian Pharmacy Services, Inc. 300 Galleria Parkway SE, Suite 800, Atlanta, Georgia 30339

Kendall Forbes	350,058	64,991
c/o Guardian Pharmacy Services, Inc. 300 Galleria Parkway SE, Suite 800, Atlanta, Georgia 30339

Bindley Capital Partners I, LLC	3,508,905	651,454
[●] [●] Attn: [●]

Pharmacy Investors, LLC	813,318	150,998
[●] [●] Attn: [●]

Cardinal Equity Fund, L.P.	270,958	50,305
[●] [●] Attn: [●]

Total	7,500,000	1,125,000

Sch B – 1

SCHEDULE C-1

Pricing Terms

1.	The Company and the Selling Stockholders are selling 7,500,000 shares of Common Stock.

2.	The Selling Stockholders have granted an option to the Underwriters, severally and not jointly, to purchase up to an additional 1,125,000 shares of Common Stock.

3.	The public offering price per share for the Securities shall be $[●].

SCHEDULE C-2

Free Writing Prospectuses

None.

Sch C – 1

SCHEDULE D

List of Persons and Entities Subject to Lock-up

Fred Burke

David Morris

Kendall Forbes

William Bindley

John Ackerman

Thomas Salentine, Jr.

Steve Cosler

Randall Lewis

Mary Sue Patchett

Bindley Capital Partners I, LLC

Cardinal Equity Fund, L.P.

Pharmacy Investors, LLC

Sch D – 1

SCHEDULE E

List of Majority-Owned Subsidiaries

Guardian Pharmacy of Kansas City, LLC
Guardian Pharmacy of Minneapolis, LLC
Guardian Pharmacy of Colorado, LLC
Guardian Pharmacy of Omaha, LLC
Guardian Pharmacy of Idaho Falls, LLC
Guardian Pharmacy of Boise, LLC
Guardian Pharmacy of Utah, LLC
Guardian Pharmacy of Denver, LLC
Guardian Pharmacy of Columbus, LLC
Guardian Pharmacy of New Jersey, LLC
Guardian Pharmacy of Wichita, LLC

Sch E – 1

Exhibit A

FORM OF LOCK-UP AGREEMENT

     , 2025

Guardian Pharmacy Services, Inc.

300 Galleria Parkway SE, Suite 800

Atlanta, GA 30339

Raymond James & Associates, Inc.,

As Representative (as defined below) of the Several Underwriters

c/o	Raymond James & Associates, Inc. 880 Carillon Parkway
St. Petersburg, FL 33716

Re: Guardian Pharmacy Services, Inc. (the “Company”) – Restriction on Stock Sales

Ladies and Gentlemen:

This letter agreement is delivered to you pursuant to the Underwriting Agreement (the “Underwriting Agreement”) to be entered into by the Company, the Selling Stockholders as named and defined therein, and Raymond James & Associates, Inc. as representative of the Underwriters as named and defined therein (the “Representative” or “you”). The Company and Selling Stockholders are hereinafter sometimes collectively referred to as the “Sellers.”

Capitalized terms used but not defined herein have the respective meanings assigned to such terms in the Underwriting Agreement.

Upon the terms and subject to the conditions of the Underwriting Agreement, the Underwriters intend to effect a public offering (the “Offering”) of the Class A Common Stock, $0.001 par value per share of the Company (the “Shares”), as described in and contemplated by the registration statement of the Company on Form S-1, File No. 333-[●], originally filed with the Securities and Exchange Commission (the “Commission”) on [●], 2025[ and amended on [●], 2025] (and as may be further amended or supplemented from time to time, the “Registration Statement”).

The undersigned recognizes that it is in the best financial interests of the undersigned, as an officer or director, or owner of stock, options, warrants, other securities of the Company or derivative instruments that have as a reference asset Company stock, options, warrants or other securities (collectively, the “Company Securities”) that the Sellers complete the proposed Offering.

The undersigned further recognizes that the Company Securities held by the undersigned are, or may be, subject to certain restrictions on transferability, including those imposed by U.S. federal securities laws. Notwithstanding these restrictions, the undersigned has agreed to enter into this letter agreement to further assure the Underwriters that the Company Securities of the undersigned, now held or hereafter acquired, will not enter the public market at a time that might impair the underwriting effort.

Therefore, as an inducement to the Underwriters to execute the Underwriting Agreement, the undersigned hereby acknowledges and agrees that the undersigned will not (i) offer, sell, contract to sell, pledge, grant any option to purchase or otherwise dispose of (collectively, a “Disposition”) of any Company Securities, or any securities convertible into or exercisable or exchangeable for, or any rights to purchase or otherwise acquire, any Company Securities held by the undersigned or acquired by the undersigned after the date hereof, or that may be deemed to be beneficially owned by the undersigned (collectively, the “Lock-Up Securities”), pursuant to the rules and regulations promulgated under the Securities Act of 1933, as amended (the “Securities Act”), and the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), for a period commencing on the date hereof and ending 150 days after the date of the Company’s Prospectus first filed pursuant to Rule 424(b) under the Securities Act (the “Lock-Up Period”), without the prior written consent of the Representative or (ii) exercise or seek to exercise or effectuate in any manner any rights of any nature that the undersigned has or may have hereafter to require the Company to register under the Securities Act the Disposition of any of the Lock-Up Securities or to otherwise participate as a selling securityholder in any manner in any registration effected by the Company under the Securities Act, including under the Registration Statement, during the Lock-Up Period. The foregoing restrictions are expressly agreed to preclude the undersigned from engaging in any hedging, collar (whether or not for any consideration) or other transaction that is designed to or reasonably expected to lead or result in a Disposition of Lock-Up Securities during the Lock-Up Period, even if such Lock-Up Securities would be disposed of by someone other than such holder. Such prohibited hedging or other transactions would include any short sale or any purchase, sale or grant of any right (including any put or call option or reversal or cancellation thereof) with respect to any Lock-Up Securities or with respect to any security (other than a broad-based market basket or index) that includes, relates to or derives any significant part of its value from Lock-Up Securities.

The foregoing paragraph shall not apply to (a) transactions relating to Lock-Up Securities or other securities acquired in the open market after the completion of the Offering; provided that it shall be a condition to any transfer pursuant to this clause (a) that neither the transferor nor the transferee shall be required by law (including without limitation the disclosure requirements of the Securities Act and the Exchange Act) to make, and shall agree to not voluntarily make, any filing or public announcement of the transfer prior to the expiration of the Lock-Up Period; (b) bona fide gifts, or transfers, sales or other dispositions of Lock-up Securities that are made exclusively between and among the undersigned or members of the undersigned’s family or any trust for the benefit of the undersigned or members of the undersigned’s family, or affiliates of the undersigned, including its partners (if a partnership) or members (if a limited liability company); provided that it shall be a condition to any transfer pursuant to this clause (b) that (i) the transferee/donee agrees to be bound by the terms of this letter agreement (including, without limitation, the restrictions set forth in the preceding sentence) to the same extent as if the transferee/donee were a party hereto, and (ii) each party (donor, donee, transferor or transferee) shall not be required by law (including without limitation the disclosure requirements of the Securities Act and the Exchange Act) to make, and shall agree to not voluntarily make, any filing or public announcement of the transfer or disposition prior to the expiration of the Lock-Up Period; (c) any exercise of options or vesting or exercise of any other equity-based award, in each case, under the Company’s equity incentive plan or any other compensation plan or agreement described in the Registration Statement, General Disclosure Package and Prospectus, including any Company Securities withheld by the Company for the payment of taxes due upon such exercise or vesting; provided that (A) no filing or public announcement by any party under the Exchange Act or otherwise shall be required or shall be voluntarily made in connection with such exercise or vesting and (B) any Company Securities received upon such exercise or vesting, following any applicable net settlement or net withholding, will also be subject to the terms of this letter agreement; (d) the sale of Company Securities to be sold by the undersigned pursuant to the Underwriting Agreement; and (e) any sale or transfer of Company Securities by the undersigned to the Company as part of the Synthetic Secondary (as described in the Prospectus).

It is understood that, if the Underwriting Agreement (other than the provisions thereof that survive termination) shall terminate or be terminated prior to payment for and delivery of the Shares, you will release the undersigned from the obligations under this letter agreement.

In furtherance of the foregoing, the Company and its transfer agent and registrar are hereby authorized to decline to make any transfer of Lock-Up Securities if such transfer would constitute a violation or breach of this letter agreement. This letter agreement shall be binding on the undersigned and the respective successors, heirs, personal representatives and assigns of the undersigned.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this letter agreement. Any signature to this letter agreement may be delivered by facsimile, electronic mail (including pdf) or any electronic signature complying with the U.S. federal ESIGN Act of 2000 or the New York Electronic Signature and Records Act or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes to the fullest extent permitted by applicable law.

The undersigned acknowledges and agrees that the Underwriters have not provided any recommendation or investment advice nor have the Underwriters solicited any action from the undersigned with respect to the Offering and the undersigned has consulted their own legal, accounting, financial, regulatory and tax advisors to the extent deemed appropriate.

This letter agreement shall be governed by and construed in accordance with the laws of the State of New York without reference to choice of law principles thereunder. All claims arising out of the interpretation, application or enforcement, or otherwise relating to the subject matter, of this letter agreement, including, without limitation, any breach of this letter agreement, shall be settled by final and binding arbitration (the “Arbitration”) in New York, New York, in accordance with the commercial rules then prevailing of the American Arbitration Association by a panel of three (3) arbitrators appointed in accordance with the American Arbitration Association commercial rules. The decision of the arbitrators shall be binding on the undersigned and may be entered and enforced in any court of competent jurisdiction by the undersigned. The undersigned shall initially bear its own legal fees and costs in connection with the Arbitration; provided, however, that it shall pay one-half of any filing fees, fees and expenses of the Arbitration. However, after the issuance of the award, the non-prevailing party (as determined by the arbitrators) will (i) bear all costs of Arbitration including the cost and expenses of the arbitrators and the cost of the proceedings and (ii) reimburse the prevailing party for its costs, expenses, attorneys’ fees and other legal expenses incurred in connection with the related dispute and the Arbitration. The Arbitration shall be pursued and brought to conclusion as rapidly as is possible. TO THE EXTENT PERMITTED BY LAW, THE UNDERSIGNED VOLUNTARILY AND IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING

OR COUNTERCLAIM (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) RELATED TO OR ARISING OUT OF THIS LETTER AGREEMENT.

[Signature page follows]

Very truly yours,

Signature of Securityholder

Name of Securityholder

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